                                                                    EXHIBIT 4.75




                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347
                                                                  LOAN NO. S0441


                                  COBANK, ACB
                       FIRST AMENDMENT AND SUPPLEMENT TO
                              ACT OF SUBORDINATION


         BEFORE, the respective undersigned Notaries Public, and in the presence of the respective witnesses hereinafter named and undersigned, personally came and appeared the parties listed below, who, after being duly sworn, did state:

         THIS FIRST AMENDMENT AND SUPPLEMENT TO ACT OF SUBORDINATION (this "First Amendment") is made and entered into as of November 25, 1996 by and among MERCURY CELLULAR TELEPHONE COMPANY ("MCTC"), MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One"), and COBANK, ACB, formerly known as the National Bank for Cooperatives ("CoBank"), and amends that certain Act of Subordination, dated as of July 1, 1996, by MCTC and Mississippi One in favor of CoBank (the "Act of Subordination").

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, MCTC, Mississippi One and CoBank hereby agree as follows:

         1. Section 1 of the Act of Subordination is hereby amended and restated to read in its entirety as follows:

                          "SECTION 1.  SUBORDINATION OF DEBT.  MCTC and
                 Mississippi One agree that all obligations of Mississippi One to MCTC, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, (i) that certain Note, dated July 1, 1996, drawn by Mississippi One to the order of MCTC, in the face principal amount of $13,000,000 and (ii) that certain Note, dated November 25, 1996, drawn by Mississippi One to the order of MCTC, representing amounts loaned by CoBank under S0441 and reloaned to Mississippi One (all such obligations, collectively, the "Subordinated Debt"), are and shall be subordinate in payment and right of payment to the prior payment in full of all obligations of Mississippi One to CoBank, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, principal, interest (accruing both before and after any default by, or insolvency or bankruptcy of, Mississippi One) or other cost or charge, including, without limitation, all obligations hereafter arising

First Amendment to Act of
Subordination/MCTC
Loan No. T0310
Loan No. T0347
Loan No. S0441



                 under that certain First Amended and Restated Continuing Guaranty, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Continuing Guaranty, dated as of July 1, 1996 (as so amended and as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Guaranty"), made by Mississippi One for the benefit of CoBank (all such obligations, collectively, the "CoBank Debt"). For purposes of this Agreement, the CoBank Debt shall not be deemed to have been paid in full until all loan agreements between CoBank and Mississippi One or any affiliate of Mississippi One if, with respect to such affiliate, Mississippi One has guaranteed the affiliate's obligations under such loan agreements, including, without limitation, that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Loan Agreement, dated as of July 1, 1996, providing for a loan of up to $32,400,000, and that certain Loan Agreement, dated as of May 15, 1996, providing for a loan of up to $5,000,000, all by and between CoBank and CTC Financial, Inc. (the foregoing loan agreements, collectively, the "Loan Agreements"), shall have been terminated and CoBank shall have received irrevocable payment of the CoBank Debt in immediately available funds or in another manner satisfactory to CoBank. MCTC agrees not to ask, demand, sue for, take or receive from Mississippi One, directly or indirectly, in cash or other property or by set-off or in any other manner, payment of or collateral for the payment of all or any of the Subordinated Debt unless or until the CoBank Debt shall be paid in full and, without the prior written consent of CoBank, will not exercise any remedies available to it, whether by agreement, law or equity or otherwise, in respect to the nonpayment of the Subordinated Debt, including, without limitation, the acceleration of the Subordinated Debt."

         2. Section 9 of the Act of Subordination is hereby amended and restated to read in its entirety as follows:

                          "SECTION 9.  SUBORDINATED DEBT LEGEND.  Mississippi
                 One and MCTC will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

                          "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the "CoBank





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
First Amendment to Act of
Subordination/MCTC
Loan No. T0310
Loan No. T0347
Loan No. S0441


                          Debt" (as defined in the Act of Subordination hereinafter referred to) pursuant to, and to the extent provided in that certain Act of Subordination, dated as of July 1, 1996, as amended by that certain First Amendment and Supplement to Act of Subordination, dated as of November 25, 1996, by the maker hereof and payee named herein in favor of CoBank, ACB."


                 In the case of any Subordinated Debt which is not evidenced by an instrument, upon CoBank's request, Mississippi One and MCTC shall cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend."

         3. It is the intention of the parties hereto that this First Amendment shall not constitute a novation, it being the intention of the parties hereto merely to amend the Act of Subordination as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Act of Subordination shall remain in full force and effect and are hereby ratified and confirmed by MCTC, Mississippi One and CoBank.

         4. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         5. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                      [Signatures follow on next page]





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
First Amendment to Act of
Subordination/MCTC
Loan No. T0310
Loan No. T0347
Loan No. S0441


         THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

         At Lake Charles, Louisiana, on ____________, 1996.




                                MERCURY CELLULAR TELEPHONE COMPANY


                                By:
                                   --------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                Attest:
                                       ----------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                                        [CORPORATE SEAL]
Witnesses to all signatures:


-------------------------------------------
Witness


-------------------------------------------
Witness


-------------------------------------------
Notary Public

My commission expires:
                       --------------------

         [NOTARIAL SEAL]

                     [Signatures continued on next page]






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
First Amendment to Act of
Subordination/MCTC
Loan No. T0310
Loan No. T0347
Loan No. S0441


                  [Signatures continued from previous page]


         At Lake Charles, Louisiana, on ____________, 1996.




                                       MISSISSIPPI ONE CELLULAR TELEPHONE
                                       COMPANY


                                       By:
                                          -------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



Witnesses to signature:

-------------------------------------------
Witness


-------------------------------------------
Witness


-------------------------------------------
Notary Public

My commission expires:
                       --------------------

         [NOTARIAL SEAL]



                     [Signatures continued on next page]





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
First Amendment to Act of
Subordination/MCTC
Loan No. T0310
Loan No. T0347
Loan No. S0441


                   [Signatures continued from previous page]



         At Atlanta, Georgia, on ___________, 1996.



                                     COBANK, ACB


                                     By:
                                        ------------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


Witnesses to signature:


-------------------------------------------
Witness


-------------------------------------------
Witness


-------------------------------------------
Notary Public

My commission expires:
                       --------------------

         [NOTARIAL SEAL]





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